UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

142 West 57th Street

New York, New York 10019

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed

Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Annual Incentive Compensation Awards Earned in 2004

Management Performance Compensation Plan. On March 15, 2005, the Compensation Committee certified that the performance goals under the Company’s Management Performance Compensation Plan (“Performance Compensation Plan”) for fiscal year 2004, which were based on certain company-wide net income goals and/or divisional net sales and operating income goals for that period, were achieved, and the Compensation Committee approved annual cash bonus awards earned during 2004 to the current executive officers who were listed as named executive officers in the Company’s 2004 proxy statement as follows: J. Patrick Spainhour ($167,428), Kay Krill ($805,600), Dwight Meyer ($103,704) and James Smith ($45,702).

Long-Term Cash Incentive Plan. The Compensation Committee also certified that the performance target for the 2002-2004 cycle of the Company’s Long-Term Cash Incentive Plan, which was based on cumulative earnings per share, was achieved and the Compensation Committee approved cash awards for that cycle to the current executive officers who were listed as named executive officers in the Company’s 2004 proxy statement in the following amounts: J. Patrick Spainhour ($684,000), Kay Krill ($684,000), Dwight Meyer ($211,680) and James Smith ($159,840).

Adoption of Performance Measures for Fiscal 2005

On March 15, 2005, the Compensation Committee established performance goals and target award percentages for each participant eligible to earn cash bonuses under the Performance Compensation Plan and the 2004 Long-Term Cash Incentive Plan.

The fiscal year 2005 bonuses payable to the named executive officers under the Performance Compensation Plan will be based on the achievement of certain company-wide net income goals and/or divisional net sales and operating income goals approved by the Compensation Committee. The Compensation Committee also designated a three-year performance target that must be achieved for the 2005-2007 three-year cycle in order for incentive compensation to be paid under the Company’s 2004 Long-Term Cash Incentive Plan with respect to that cycle. The performance goals for the 2005-2007 cycle are based on a combination of return on invested capital and comparable store sales.

Under the Performance Compensation Plan, a named executive officer’s incentive target is a percentage of his/her base salary ranging from 50% to 80% depending on corporate title and responsibilities. Under the 2004 Long-Term Cash Incentive Plan, a named executive officer’s incentive target is a percentage of his/her base salary ranging from 30% to 50% depending on corporate title and responsibilities. In each case, the actual bonus payments under such awards may be less than or greater than the target amounts or not earned depending on whether and the extent to which the financial performance of the Company (or a division of the Company, as applicable) meets, exceeds or is below the target.

Performance Measures established for Restricted Stock

The Compensation Committee established that the restrictions on the 100,000 shares of performance-based restricted stock awarded to Kay Krill on November 4, 2004 shall lapse in three equal annual installments if the Company achieves specified target earnings per share amounts for fiscal years 2005, 2006 and 2007, respectively.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

AnnTaylor Stores Corporation issued a Press Release announcing the election of Linda Huett to the Company’s Board of Directors and Ms. Huett’s appointment to its Compensation Committee, effective March 18, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release issued by AnnTaylor Stores Corporation on March 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Barbara K. Eisenberg
Date: March 21, 2005		Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by AnnTaylor Stores Corporation on March 18, 2005.

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